Exhibit 10.1

PDF Solutions, Inc.
Eleventh Amended and Restated
2011 Stock Incentive Plan

SECTION 1. INTRODUCTION

On November 16, 2011, the original 2011 Stock Incentive Plan became effective upon approval by our stockholders (the “Effective Date”). On May 28, 2013, the stockholders approved the First Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On May 27, 2014, the stockholders approved the Second Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On May 31, 2016, the stockholders approved the Third Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On May 30, 2017, the stockholders approved the Fourth Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On May 28, 2019, the stockholders approved the Fifth Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On April 26, 2020, the stockholders approved the Sixth Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On June 14, 2022, the stockholders approved the Seventh Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On June 13, 2023, the stockholders approved the Eighth Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On June 18, 2024, the stockholders approved the Ninth Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On June 17, 2025 the stockholders approved the Tenth Amended and Restated 2011 Stock Incentive Plan to, among other things, increase the authorized share limit. On June 16, 2026, the stockholders approved this Eleventh Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit and extend the deadline to grant incentive stock options to April 23, 2036.

The purpose of this Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Service Providers the opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may be Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

SECTION 2. DEFINITIONS

(a)	“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)	“Award” means an Option, SAR, Stock Grant or Stock Unit.

(c)

“Award Agreement” means any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement or the online grant summary, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant or Optionee.

(d)	“Board” means the Board of Directors of the Company, as constituted from time to time.

(e)

“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment of the aggregate Exercise Price and/or satisfaction of any applicable tax obligations may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares subject to an Option and to deliver all or part of the sale proceeds to the Company.

(f)

“Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award Agreement, (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or material violation of a written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company, including any restrictive covenant obligation to the Company or any of its Affiliates, with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Committee and shall be conclusive and binding on the Participant. Without in any way limiting the effect of the foregoing, for the purposes of the Plan and any Award, a Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a termination for Cause. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12(a), and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(g)	“Change in Control” means the consummation of any of the following transactions:

(i)	The sale of all or substantially all of the Company’s assets;

(ii)

The merger of the Company with or into another corporation in which securities possessing more than 50% of the total combined voting power of the Company are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

(iii)

The acquisition, directly or indirectly, by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d‑3 of the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of the Company’s then outstanding securities, provided, however, that for purposes of this subsection, the acquisition of additional stock by any person or related group of persons, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(iv)

A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation and is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A‑3(i)(5). The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A‑3(i)(5) shall be consistent with such regulation.

(h)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(i)	“Committee” means a committee described in Section 3.

(j)	“Common Stock” means the Company’s common stock.

(k)	“Company” means PDF Solutions, Inc., a Delaware corporation.

(l)	“Contractor” means an individual who provides bona fide services directly to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee, Director or Non-Employee Director.

(m)	“Director” means a member of the Board who is also an Employee.

(n)

“Disability” means that the Participant is classified as disabled under the long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(o)	“Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)

“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(r)

“Fair Market Value” means the market price of a Share as determined in good faith by the Committee. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following:

(i)

If the Shares are admitted to trading on any established national stock exchange or market system, including without limitation the Nasdaq National Market System, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or

(ii)

if the Shares are admitted to quotation on Nasdaq or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

(s)	“Fiscal Year” means the Company’s fiscal year.

(t)	“Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(u)	“Key Service Provider” means an Employee, Director, Non-Employee Director or Contractor who has been selected by the Committee to receive an Award under the Plan.

(v)	“Non-Employee Director” means a member of the Board who is not an Employee.

(w)	“Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(x)	“Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(y)	“Optionee” means an individual, estate or other entity that holds an Option.

(z)

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(aa)	“Participant” means an individual or estate or other entity that holds an Award.

(bb)

“Performance Goals” means one or more objective measurable performance goals established by the Committee with respect to a Performance Period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its Parent, Subsidiaries, Affiliates or operating units.

(cc)

“Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(dd)	“Plan” means this Amended and Restated 2011 Stock Incentive Plan as it may be amended from time to time.

(ee)

“Re-Price” means that the Company has repriced outstanding Options and/or outstanding SARs by lowering or reducing the Exercise Price of such Awards or has implemented an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option or SAR in exchange for cash, an Option, a SAR or other Award.

(ff)	“SAR Agreement” means the agreement described in Section 7 evidencing a Stock Appreciation Right.

(gg)	“SEC” means the Securities and Exchange Commission.

(hh)	“Section 16 Persons” means those officers, directors or other persons who are subject to the requirement of Section 16 of the Exchange Act.

(ii)	“Section 409A” means Section 409A of the Code and the interpretative guidance issued thereunder, including, without limitation, any such guidance that may be issued after the Effective Date.

(jj)	“Securities Act” means the Securities Act of 1933, as amended.

(kk)

“Service” means service as an Employee, Director, Non-Employee Director or Contractor. A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. Further, unless otherwise determined by the Committee, a Participant’s Service will not terminate merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service. Except as otherwise determined by the Committee, upon any transaction or event that results in a Subsidiary ceasing to be an affiliate of the Company, any Participant of such Subsidiary on or following such event shall be treated as incurring a termination of employment or service with the Company for purposes of this Plan and the Awards granted hereunder.

(ll)	“Share” means one share of Common Stock.

(mm)	“Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(nn)	“Stock Grant” means Shares awarded under the Plan.

(oo)	“Stock Grant Agreement” means the agreement described in Section 8 evidencing a Stock Grant.

(pp)	“Stock Option Agreement” means the agreement described in Section 6 evidencing an Option.

(qq)	“Stock Unit” means a bookkeeping entry representing the equivalent of one Share awarded under the Plan.

(rr)	“Stock Unit Agreement” means the agreement described in Section 9 evidencing a Stock Unit.

(ss)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(tt)

“10‑Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 3. ADMINISTRATION

(a)

Committee Composition. The Board (or its duly authorized delegee) shall administer the Plan. The Board shall generally have membership composition which enables Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act. However, the Board may from time to time delegate to a committee of one or more members of the Board, and the Board or such Committee may from time to time delegate to one or more officers of the Company, the authority to grant or amend Awards or to take other administrative actions with respect to Participants who are not Section 16 Persons. Members of any such Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board or Committee may also at any time terminate the functions of any delegee thereof and reassume all powers and authority previously delegated to such body. Notwithstanding the foregoing, the Board shall administer the Plan with respect to all Awards granted to Non-Employee Directors. The Board and any Committee appointed to administer the plan is referred to herein as the “Committee”.

(b)

Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i)	selecting Key Service Providers who are to receive Awards under the Plan;

(ii)	determining the type, number, vesting requirements and other features and conditions of such Awards;

(iii)	amending any outstanding Awards;

(iv)	accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)	interpreting the Plan and any Award Agreement;

(vi)	correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Agreement;

(vii)	adopting such rules or guidelines as it deems appropriate to implement the Plan;

(viii)	making all other decisions relating to the operation of the Plan; and

(ix)

adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company, its Parent, Subsidiaries and Affiliates who reside outside of the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(c)

Indemnification. To the maximum extent permitted by applicable law and the Company’s certificate of incorporation, bylaws and other governing documents, each member of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL

(a)	General Eligibility. Only Employees, Directors, Non-Employee Directors and Contractors shall be eligible to participate in the Plan.

(b)

Incentive Stock Options. Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Service Provider who is a 10‑Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied.

(c)

Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such vesting conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion; provided, that in no event may any award be transferred for consideration to a third-party financial institution. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d)

Beneficiaries. Unless stated otherwise in an Award Agreement and then only to the extent permitted by applicable law, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e)	Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award.

(f)

No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g)

Termination of Service. Unless the applicable Award Agreement or, with respect to a Participant who resides in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the maximum term of the Option and/or SAR as applicable): (i) upon a termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration; (ii) if Service is terminated for Cause, then all unexercised Options and/or SARs, unsettled portions of Stock Units and unvested portions of Stock Grants shall terminate, and/or be forfeited immediately without consideration; (iii) if Service is terminated for any reason other than for Cause, death or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within ninety (90) days (inclusive) after the date of such termination; or (iv) if Service is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within six (6) months (inclusive) after the date of such termination.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS

(a)

Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as set forth hereinafter and pursuant to Section 10, the aggregate number of Shares reserved for Awards under the Plan is 16,200,000 Shares, plus up to 3,500,000 Shares previously issued under the Company’s 2001 Stock Option Plan (the “2001 Plan”) that are forfeited or repurchased by the Company or Shares subject to awards previously issued under the 2001 Plan that expire or that terminate without having been exercised or settled in full on or after November 16, 2011. In case of Awards other than Options or SARs, the aggregate number of Shares reserved under the Plan shall be decreased at a rate of 1.33 per Share issued pursuant to such Awards.

(b)

Additional Shares. If Awards are forfeited or are terminated for any reason before vesting or being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan (for purposes of clarity, if the Share reserve is reduced by 1.33 Shares per Share subject to Awards granted under the Plan other than Options or SARs, then the Share reserve shall be increased by 1.33 times the number of Shares subject to such Awards that are so forfeited or terminated). Further, if Shares acquired pursuant to any such Award are forfeited to or repurchased by the Company, such Shares shall return to the Plan and again be available for issuance pursuant to the Plan, provided that, in the case of Awards other than Options or SARs, 1.33 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance. Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Awards other than Options or Stock Appreciation Rights will again be available for issuance under the Plan (for purposes of clarity, the Share reserve shall be increased by 1.33 times the number of Shares subject to such Awards that are so tendered or withheld). SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such Shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise or purchase price of an Option or Stock Appreciation Right, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Option or Stock Appreciation Right, or (iv) shares repurchased on the open market with the proceeds of an Option exercise. Notwithstanding the foregoing, any dividend equivalents settled in cash distributed under the Plan or Awards settled in cash shall not reduce the number of Shares available for Awards.

(c)	Award Limitations.

(i)

Limits on Options. No Key Service Provider shall receive Options during any Fiscal Year covering in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10. The aggregate maximum number of Shares that may be issued in connection with ISOs shall be 1,000,000 Shares, subject to adjustment pursuant to Section 10.

(ii)	Limits on SARs. No Key Service Provider shall receive SARs during any Fiscal Year covering in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10.

(iii)

Limits on Stock Grants and Stock Units. No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10.

(iv)

No Dividends and Dividend Equivalents on Unvested Awards. Dividends and dividend equivalents will not be paid or settled with respect to any Award granted under the Plan until the underlying shares or units vest, and no dividend equivalents or otherwise may be credited with respect to Options and Stock Appreciation Rights.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

(a)

Stock Option Agreement. Each Option granted under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Optionee. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.

(b)	Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option, which number is subject to adjustment in accordance with Section 10.

(c)

Exercise Price. Each Stock Option Agreement shall specify the Option’s Exercise Price which shall be established by the Committee and is subject to adjustment in accordance with Section 10. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for an ISO granted to a 10‑Percent Stockholder) on the date of grant.

(d)

Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable and may include performance conditions or Performance Goals pursuant to Section 4(e). The Stock Option Agreement shall also specify the maximum term of the Option; provided that the maximum term of an Option shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or other events. Notwithstanding any other provision of the Plan or the Stock Option Agreement, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

(e)	Payment for Option Shares. The Exercise Price of an Option shall be paid in cash at the time of exercise, except as follows and if so provided for in the applicable Stock Option Agreement:

(i)

Surrender of Stock. Payment of all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings).

(ii)	Cashless Exercise. Payment of all or a part of the Exercise Price may be made through Cashless Exercise.

(iii)	Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, except to the extent permitted by applicable law, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6(e).

(f)

Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding Options.

(g)

Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution provided, that in no event may any award be transferred for consideration to a third-party financial institution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a)

SAR Agreement. Each SAR granted under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b)	Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains, which number is subject to adjustment in accordance with Section 10.

(c)

Exercise Price. Each SAR Agreement shall specify the Exercise Price, which is subject to adjustment in accordance with Section 10. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of grant.

(d)

Exercisability and Term. Each SAR Agreement, to which such agreement refers, shall specify the date when all or any installment of the SAR is to become exercisable and may include performance conditions or Performance Goals pursuant to Section 4(e). The SAR Agreement shall also specify the maximum term of the SAR which shall not exceed ten (10) years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time, but not later than six months before the expiration of such NSO. Notwithstanding any other provision of the Plan or the SAR Agreement, no SAR can be exercised after the expiration date provided in the applicable SAR Agreement.

(e)

Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any vested portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such vested portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)

Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding SARs.

(g)

Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution; provided, that in no event may any award be transferred for consideration to a third-party financial institution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 8. TERMS AND CONDITIONS FOR STOCK GRANTS

(a)	Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of a Stock Grant.

(b)

Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement. The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

(c)	Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.

(d)

Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement which may include performance conditions or Performance Goals pursuant to Section 4(e). A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)

Assignment or Transfer of Stock Grants. Except as otherwise provided in the applicable Stock Grant Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no unvested Stock Grant shall be transferable other than by will or by the laws of descent and distribution; provided, that in no event may any award be transferred for consideration to a third-party financial institution. Except as otherwise provided in the applicable Stock Grant Agreement, no unvested Stock Grant or interest therein may be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(e) shall be void.

(f)

Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan will be credited with all dividends and other distributions that are paid by the Company on an equivalent number of Shares that are not subject to such restrictions. Any such dividends and other distributions shall be distributed only if, when and to the extent the related Shares vest. Dividends and other distributions credited with respect to any Shares that do not vest shall be forfeited.

(g)

Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.

SECTION 9. TERMS AND CONDITIONS OF STOCK UNITS

(a)

Stock Unit Agreement. Each Stock Unit granted under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)	Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit pertains, which number is subject to adjustment in accordance with Section 10.

(c)	Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(d)

Vesting Conditions. Each Stock Unit may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include performance conditions or Performance Goals pursuant to Section 4(e). A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)

Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

(f)

Voting and Dividend Rights. The Committee may, in its sole discretion, provide that dividend equivalents will be credited in connection with the grant of Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof. Any dividend equivalents credited with respect to Stock Units shall be equal in value to the dividends and other distributions that are paid by the Company on an equivalent number of Shares and shall be settled in cash or Shares to the Participant (with or without interest or other earnings, as provided at the discretion of the Committee) only if, when and to the extent the related Stock Units vest. Dividend equivalents credited with respect to any Stock Unit that does not vest shall be forfeited.

(g)

Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h)

Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i)

Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), Stock Units shall not be transferable other than by will or by the laws of descent and distribution ; provided, that in no event may any award be transferred for consideration to a third-party financial institution. Except as otherwise provided in the applicable Stock Unit Agreement, no Stock Unit or interest therein may be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(i) shall be void.

SECTION 10. PROTECTION AGAINST DILUTION

(a)

Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i)	the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii)	the limits on Awards specified in Section 5;

(iii)	the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv)	the Exercise Price under each outstanding SAR or Option.

(b)

Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)

Fractional Shares. Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 11. EFFECT OF A CHANGE IN CONTROL

(a)

Acceleration. Except as set forth in an Award Agreement, in the event of a Change in Control, if the successor corporation does not continue, assume, or substitute for outstanding Awards, the Participants will fully vest in all of their outstanding and unvested Awards and have the right to exercise all of their outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or SAR is not continued, assumed, or substituted in the event of a Change in Control, the Company will notify the Participant in writing or electronically that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Participant’s Service is terminated by the Company or one of its Subsidiaries without Cause upon or within twenty-four (24) months following the Change in Control, then such Participant shall be fully vested in such continued, assumed, or substituted Award.

(b)	Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 12. LIMITATIONS ON RIGHTS

(a)

Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parent, Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and any applicable written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b)

Stockholders’ Rights. Except as provided in Section 9(f), a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Sections 9(f) and 10.

(c)

Compliance with Applicable Law and Company Policies; Compensation Recovery. For the avoidance of doubt, each Participant must comply with applicable law, the Company’s Code of Ethics, and the Company’s corporate policies, as applicable, including without limitation the Company’s Compensation Recovery Policy. Notwithstanding anything to the contrary herein, (i) compliance with applicable law, the Company’s Code of Ethics, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any Award under this Plan and (ii) any Awards under this Plan which are subject to the Company’s Compensation Recovery Policy may be reduced, cancelled, forfeited, rescinded, or recouped even if already granted, paid, or settled. Participant acknowledges that the Plan is intended to conform to the extent necessary with applicable law. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in a manner intended to conform with applicable law. To the extent applicable law permits, the Plan and all Award Agreements will be deemed amended as necessary to conform to applicable law. Applicable law includes, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded.

SECTION 13. TAXES

(a)

General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations or other required deductions that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)

Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her tax obligations by Cashless Exercise, by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided that Shares withheld or previously owned Shares that are tendered shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes and foreign taxes, if applicable, unless the previously owned Shares have been held for the minimum duration necessary to avoid financial accounting charges under applicable accounting guidance or as otherwise permitted by the Company in its sole and absolute discretion. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC.

SECTION 14. MISCELLANEOUS

(a)

Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. Any such termination of the Plan, or any amendment thereof, shall not impair any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is required by applicable laws, regulations or rules. Further, no Incentive Stock Options may be granted after April 23, 2036, without further stockholder approval.

(b)

Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

(c)

Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

(d)

Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Plan and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A, the Committee may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 14(i) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

(e)

Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

(f)

Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.